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                                                                      EXHIBIT 99

                       TXU GAS COMPANY AND SUBSIDIARIES
                  CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                  (Unaudited)


                                                            Twelve Months Ended
                                                                  March 31,
                                                            -------------------
                                                             2001         2000
                                                            ------       ------
                                                            Millions of Dollars

Operating revenues............................              $8,131       $4,089
                                                            ------       ------
 Operating expenses
  Energy purchased for resale.................               7,603        3,540
  Operation and maintenance...................                 337          358
  Depreciation and other amortization.........                  62           64
  Goodwill amortization.......................                  22           21
  Taxes other than income.....................                  74           59
                                                            ------       ------
    Total operating expenses..................               8,098        4,042
                                                            ------       ------

Operating income..............................                  33           47

Other income (deductions) - net...............                  62           17
                                                            ------       ------

Income before interest, other charges and                       95           64
 income taxes.................................

Interest income...............................                  11            1

Interest expense and other charges............                 (87)         (75)
                                                            ------       ------

Income (loss) before income taxes.............                  19          (10)

Income tax expense (benefit)..................                  13           (6)
                                                            ------       ------

Net income (loss).............................                   6           (4)

Preferred stock dividends.....................                   4            4
                                                            ------       ------

Net income (loss) applicable to common stock..              $    2       $   (8)
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